EXHIBIT 32

Certification Pursuant to 18 U.S.C Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report of Ambient Corporation (the “Registrant") on Form 10-QSB for the quarter ended September 30, 2007 (the "Report") the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, to such officer’s knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Dated: November 14, 2007	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)